Exhibit 99.1
Unaudited Pro Forma Financial Information
comScore, Inc., a Delaware corporation (“comScore”) and certain of its subsidiaries (collectively, the “Company”), entered into an asset purchase agreement dated November 5, 2015 (the “Agreement”) with Adobe Systems Incorporated, a Delaware corporation and certain of its subsidiaries (collectively, “Buyer”). Pursuant to the Agreement, the Company agreed (upon the terms and subject to the conditions set forth in the Agreement) to sell or exclusively license certain assets, rights and properties primarily or exclusively used in or necessary for, or which primarily or exclusively relate to, the Company’s Digital Analytix business (the “Business”), including certain exclusively Business-related agreements with customers and certain intellectual property (the “Purchased Assets”). The Company will continue to employ the personnel needed to operate the Purchased Assets and will provide support to Buyer pursuant to a transition service agreement for a term to be agreed by the parties, currently contemplated to be up to three years following the closing for certain services.

In consideration for the purchase of the Purchased Assets, Buyer agreed (upon the terms and subject to the conditions set forth in the Agreement) to pay $45 million cash, which amount is subject to adjustments for claims for indemnification by Buyer pursuant to the terms of the Agreement.

The Agreement contains various representations, warranties, pre-closing and post-closing covenants, closing conditions, termination rights, indemnification obligations and other provisions, including those customary for a transaction of this nature, including, among others, the Company’s covenant not to compete with the Business, which is subject to certain limitations.

On January 21, 2016, the sale of the Business, as contemplated by the Agreement was completed (the “Disposition”).

The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed Disposition, including the anticipated effects of the transition service agreement as currently negotiated. The unaudited pro forma consolidated balance sheet at September 30, 2015 gives effect to the Disposition as if had occurred on September 30, 2015. The unaudited pro forma consolidated statements of operations for the nine months ending September 30, 2015 and year ending December 31, 2014 are presented as if the Disposition had occurred on January 1, 2014. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of presenting the unaudited pro forma financial statements. Information necessary to allocate the consideration received between all agreements deemed to be contemporaneous with the Disposition, was not currently available and, accordingly, management has used its best estimates based upon information currently available. Once the final assessment of all agreements between the parties are consummated, the final accounting for the Disposition may be different than that reflected in the pro forma financial statements presented herein, including but not limited to, the determination of the gain on disposition and this difference may be material. In addition, subsequent to the closing of the Disposition, the parties expect to continue to negotiate certain other ancillary agreements. These pro forma financial statements reflect the state of the relationship between the parties and all ancillary agreements deemed to be contemporaneous with the Disposition, including the transition services agreement, for purchase accounting purposes as of the date hereof. The Company does not undertake to update these pro forma financial statements to reflect additional terms negotiated following the closing of the Disposition.

Assumptions and estimates underlying the unaudited adjustments to the pro forma consolidated financial statements are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are: (1) directly attributable to the disposition; (2) factually supportable; and (3) with respect to the unaudited pro forma consolidated statements of operations, expected to have a continuing impact on the results of comScore following the disposition. The unaudited pro forma consolidated financial statements should be read in conjunction with (i) the accompanying notes to the unaudited pro forma consolidated financial statements; (ii) historical financial statements of comScore and the accompanying notes in comScore’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 and comScore’s Annual Report on Form 10-K for the year ended December 31, 2014.

The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of comScore that would have been reported had the Disposition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the Company.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF COMSCORE, INC.
AS OF SEPTEMBER 30, 2015

	Historical comScore, Inc.	DAx - Pro Forma Adjustments		Pro Forma comScore, Inc.
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$141,829	$45,000	a	$186,829
Marketable securities	—	—		—
Accounts receivable, net of allowance	77,830	(7,393)	b	70,437
Prepaid expenses and other current assets	23,001	—		23,001
Deferred tax assets	20,983	—		20,983
Total current assets	263,643	37,607		301,250
Property and equipment, net	45,482	—		45,482
Other non-current assets	952	—		952
Long-term deferred tax assets	12,678	862	e	13,540
Intangible assets, net	111,330	(3,695)	b	107,635
Goodwill	111,563	(2,130)	c	109,433
Total assets	$545,648	$32,644		$578,292
Liabilities and Equity
Current liabilities:
Accounts payable	$6,597	$—		$6,597
Accrued expenses	28,925	3,698	d	32,623
Deferred revenues	78,413	(9,755)	b	68,658
Deferred rent	1,378	—		1,378
Capital lease obligations	16,380	—		16,380
Total current liabilities	131,693	(6,057)		125,636
Deferred rent, long-term	9,041	—		9,041
Deferred revenue, long-term	516	—		516
Deferred tax liabilities, long-term	1,089	(1,046)	e	43
Capital lease obligations, long-term	14,673	—		14,673
Other long-term liabilities	977	—		977
Total liabilities	157,989	(7,103)		150,886
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—		—
Common stock	40	—		40
Additional paid-in-capital	610,599	—		610,599
Accumulated other comprehensive loss	(10,075)	—		(10,075)
Accumulated (deficit) equity	(104,227)	39,747	f	(64,480)
Treasury stock, at cost	(108,678)	—		(108,678)
Total stockholders’ equity	387,659	39,747		427,406
Total liabilities and stockholders’ equity	$545,648	$32,644		$578,292

See the accompanying notes to the unaudited pro forma consolidated financial statements.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS OF COMSCORE, INC.
FOR THE YEAR ENDED DECEMBER 31, 2014

	Historical comScore, Inc.	DAx - Pro Forma Adjustments	DAx - TSA Pro Forma Adjustments	Net Pro Forma Adjustments		Pro Forma comScore, Inc.
	(in thousands, except share amounts)
Revenues	$329,151	$(27,179)	$24,500	$(2,679)	g	$326,472
Cost of revenues (excludes amortization of intangible assets resulting from acquisitions shown below)	97,467	(11,331)	15,523	4,192	g	101,659
Selling, general and administrative	166,448	(10,781)	10,781	—		166,448
Research and development	60,364	(4,192)	—	(4,192)	h	56,172
Amortization of intangible assets	7,230	(2,678)	—	(2,678)	i	4,552
Impairment of intangible assets	9,722	—	—	—		9,722
Settlement of litigation, net	2,700	—	—	—		2,700
Total expenses from operations	343,931	(28,982)	26,304	(2,678)		341,253

(Loss) income operations	(14,780)	1,803	(1,804)	(1)		(14,781)
Interest and other expense, net	(1,247)	—	—	—		(1,247)
Gain from foreign currency	809	8	(8)	—		809
(Loss) income before income tax provision	(15,218)	1,811	(1,812)	(1)		(15,219)
Income tax benefit	5,315			—	j	5,315

Net (loss) income	$(9,903)	$1,811	$(1,812)	$(1)		$(9,904)

Net loss available to common stockholders per common share:
Basic	$(0.29)					$(0.29)
Diluted	$(0.29)					$(0.29)
Weighted-average number of shares used in per share calculation - common stock
Basic	33,689,660					33,689,660
Diluted	33,689,660					33,689,660

See the accompanying notes to the unaudited pro forma consolidated financial statements.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS OF COMSCORE, INC.
NINE MONTHS ENDED SEPTEMBER 30, 2015

	Historical comScore, Inc.	DAx - Pro Forma Adjustments	DAx - TSA Pro Forma Adjustments	Net Pro Forma Adjustments		Pro Forma comScore, Inc.
	(in thousands, except share amounts)
Revenues	$271,148	$(22,239)	$15,373	$(6,866)	g	$264,282
Cost of revenues (excludes amortization of intangible assets resulting from acquisitions shown below)	84,259	(7,175)	9,408	2,233	g	86,492
Selling, general and administrative	132,417	(7,386)	7,386	—		132,417
Research and development	49,937	(2,233)	—	(2,233)	h	47,704
Amortization of intangible assets	9,904	(1,658)	—	(1,658)	i	8,246
Impairment of intangible assets	5,226	—	—	—		5,226
Settlement of litigation, net	(830)	—	—	—		(830)
Total expenses from operations	280,913	(18,452)	16,794	(1,658)		279,255

Loss from operations	(9,765)	(3,787)	(1,421)	(5,208)		(14,973)
Interest and other expense, net	(1,181)	—	—	—		(1,181)
Loss from foreign currency	(529)	5	(5)	—		(529)
Loss before income tax provision	(11,475)	(3,782)	(1,426)	(5,208)		(16,683)
Income tax benefit	324	—	—	—	j	324

Net loss	$(11,151)	$(3,782)	$(1,426)	$(5,208)		$(16,359)

Net loss available to common stockholders per common share:
Basic	$(0.30)					$(0.44)
Diluted	$(0.30)					$(0.44)
Weighted-average number of shares used in per share calculation - common stock
Basic	37,586,329					37,586,329
Diluted	37,586,329					37,586,329

See the accompanying notes to the unaudited pro forma consolidated financial statements.

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in comScore’s Form 8-K prepared and filed in connection with the Disposition. Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

On January 21, 2016, the sale of the Business, as contemplated by the Agreement was completed (the “Disposition”).

The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of comScore that would have been reported had the Disposition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the Company. In addition, subsequent to the closing of the Disposition, the parties expect to continue to negotiate certain other ancillary agreements. These pro forma financial statements reflect the state of the relationship between the parties and the all ancillary agreements deemed to be contemporaneous with the Disposition for purchase accounting purposes as of the date hereof. The Company does not undertake to update these pro forma financial statements to reflect additional terms negotiated following the closing of the Disposition.

The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed Disposition. The unaudited pro forma consolidated balance sheet at September 30, 2015 gives effect to the Disposition as if had occurred on September 30, 2015. The unaudited pro forma consolidated statements of operations for the nine months ending September 30, 2015 and year ending December 31, 2014 are presented as if the merger had occurred on January 1, 2014.

Note 2. Pro Forma Adjustments - DAx Disposition
The specific pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

The pro forma adjustments are based upon preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated financial statements.

(a)	This adjustment represents the receipt of cash consideration of $45.0 million at the closing of the transaction.

(b)
These adjustments reflect the elimination of assets and liabilities attributable to the DAx business. This includes accounts receivable net of allowance, intangible assets net of accumulated amortization and deferred revenues.

(c)
comScore historically has only maintained a single operating segment and reporting unit. This adjustment represents an estimate of the goodwill to be attributable to the DAx business based upon the relative fair value of the DAx business compared to the historical comScore market capitalization as of September 30, 2015.

(d)
These adjustments relate to adjustments made to accrued expenses that are directly attributable to the transaction that will not have an ongoing impact on the Company following the closing of the transaction. These accrued expenses are comprised of investment banking fees and certain restructuring costs directly attributable to the transaction.

(e)
These adjustments relate to adjustments made to long-term deferred tax assets and liabilities related to the intangible assets that were transferred to Adobe as part of the disposition of the DAx business.

(f)
This adjustment reflects the gain on disposition of the DAx business. This estimated gain has not been reflected in the unaudited pro forma condensed combined statements of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Agreement. In addition, at this time a final determination has not been made to allocate the consideration received to the transition services agreement. It is anticipated that a portion of the consideration received will be allocated to the transition services agreement and as a result of this allocation, a portion of the gain on disposition will deferred and recognized over the term of the transition services agreement. Once the final assessment of all agreements between the parties are consummated, the final purchase determination of the gain on disposition may be different than that reflected in the pro forma financial statements presented herein, and this difference may be material.

(g)
These adjustments reflect the elimination of revenues and cost of revenues of the DAx business. The revenue earned from the sale and performance under the DAx customer contracts are significantly replaced with revenue earned by providing services to Adobe under the terms of the transition service agreement. Adobe will compensate comScore to continue to provide services for the DAx customers with at least the same level of skill, quality, care, priority and timeliness as comScore previously provided its customers prior to the disposition. These services will continue to be provided by comScore for the term as specified in the transition services agreement.

(h)
These adjustments represent the reclassification of certain research and development costs to cost of revenues. Under the transition service agreement comScore no longer develops the DAx products and the resources used for development are directed to servicing existing DAx customers.

(i)
These adjustments represent reduction to the amortization of intangibles assets expense that was recognized in the comScore historical financial statements related to the intangible assets that were transferred to Adobe as part of the disposition of the DAx business.

(j)	The Company does not expect significant adjustments to the income tax benefit/provision as a result of the disposition of the DAx business.